Exhibit 99.1

DEFINITIVE AGREEMENT

between

GALA GLOBAL, INC

and

CRYO HEALTH USA, LLC

This Definitive Agreement (the "Agreement") sets forth certain agreements between Gala Global Inc., a Nevada Corporation, with its address at 18881 Von Karmen Ave., Ste. 1440 Irvine, CA 92612 (referred to as "GLAG") and Crye Health USA, LLC (db/a Chill-N Out Cryotherapy), a Delaware Limited Liability Corporation, with its address at 3683 Midway Drive, Suite F, San Diego, CA 92110 (referred to as "CHIL"). GLAG and CHIL may hereinafter be collectively referred to as the "Parties" in this Agreement.

A. PURPOSE:

The purpose of this Agreement is to confirm the contractual relationship between the Parties and the rights and obligations between GLAG and CHIL for the purpose of the development of acquisitions and establishing a Franchise operation business in a newly formed Subsidiary under Chill-N-Out Cryotherapy.

WHEREAS, CHIL is interested in setting up/acquiring additional locations to develop and expand its brand, services, and revenue for health care, non-surgical treatments, fitness, therapy and cosmetic benefits for the purpose to expand the CHIL franchise;

WHEREAS, GLAG is a publicly traded company in the nutraceutical and pharmaceutical industries who is seeking candidates for the acquisition in this area of interest, and is OTC-listed under the symbol: GLAG;

WHEREAS, CHIL would like to establish a Franchise operating business focusing on alternative health care fields;

AND WHEREAS; The Parties collectively agree that GLAG acquire CHIL by issuing a new series of GLAG Preferred Shares, with the to expand and franchise CHIL through a newly formed Subsidiary under CHIL;

NOW THEREFORE, in consideration of the mutual promises set forth below, the PARTIES agree as follows:

B. BASIC TRANSACTIONS

a)    GLAG will acquire 51% of CHIL's issued and outstanding common stock in exchange for shares of GLAG preferred Series B Stock.

b) SCOPE OF AGREEMENT:

The Parties hereby engage to form a Subsidiary under Chill-N-Out Cryotherapy to which will seek and develop acquisitions for CHIL as well as expand and franchise CHIL.;

c) GLAG SHALL CONTRIBUTE THE FOLLOWING:

i.	Under the terms of this Agreement, GLAG will fund an initial minimum investment of ($100,000) ONE HUNDRED THOUSAND DOLLARS within fourteen days and up to ($250,000) TWO HUNDRED AND FIFTY THOUSANDS DOLLARS into GHIL in aggregated principle amounts within thirty to forty five days that the Definitive Agreement has been set into action;

ii.	Thereafter, GLAG will fund an additional investment of up to ($2,750,000) TWO MILLION SEVEN HUNDRED FIFTY THOUSANDS DOLLARDS within a (12) TWELVE month period as needed by GHIL;

iii.	Subsequently, after a minimum of (12) TWELVE months (twenty four months in total) and set milestones are reached, GLAG will then formalize a spin off at 70% to GHIL and 30% to GLAG.

iv.	GLAG will assist GHIL in the development of a CBD product line.

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c) GHIL SHALL CONTRIBUTE THE FOLLOWING:

i.	secure a Flagship retail studio location_____________in Las Vegas, Nevada;

ii.	GHIL thereafter will be responsible for the operations of the retail studios for the Franchises under the terms set forth in this Definitive Agreement;

D. CONFIDENTIALITY:

The Parties are interested in pursuing discussions concerning a possible joint venture. In this connection, each has requested that the other party disclose certain confidential and proprietary information of substantial value to the disclosing party. Each party acknowledges that any disclosure of such confidential and proprietary information to third Parties will prejudice the ability of the disclosing party to conduct its business successfully. The confidential and proprietary information so disclosed may include, among other things, technical and functional characteristics of GLAG'S practices and technology, trade secrets, sales, customer and supplier information, and information as to the financial condition, results of operations, employees, business plans and prospects, strategies, and projections of the disclosing party. Accordingly, whether or not any actual Agreement is hereafter consummated, each party will (i) hold all confidential, proprietary information and trade secrets of the other party in confidence and not disclose such information to others, and (ii) not use such information commercially or for any purpose other than to conduct discussions with each other and/or provide goods or services to each other. The Parties agree to limit dissemination of and access to the information as to disclose only to personnel who have a need for such access. Each party understands that the other makes no representations or warranties as to the accuracy or completeness of any such information.

E. MISCELLANEOUS

a.                 Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

b.	Any notice or other communication required or permitted to be given or made hereunder shall be made in writing and may be give by personal delivery, by mailing the same prepaid mail or facsimile transmission as follows:

ToGLAG:

18881 Von Karmen Ave., Ste. 1440

Irvine, CA 92612

ToCHIL:

3683 Midway Drive, Suite F

San Diego, CA 92110

Any notice or other communication or instrument delivered shall be deemed to have been given when delivered, if delivered personally, or if mailed three business days following the mailing of the same, or if sent by facsimile, on the day that notice was went by facsimile or the next business day if the notices was not sent on a business day. Any party hereto may change its address hereunder by giving notice in accordance with the terms hereof.

c.	Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

d.	Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

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e.	Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

f.	Attorney's Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

g.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

h.	Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
i	Expenses. Except as specifically provided herein, the Seller and the Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.
j.	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

k.	Arbitration. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of California, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of California for the purpose of confirmation and enforcement of any award.
l.	Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf.

Gala Global Inc.

A Nevada Corporation

By:	/s/ Allison Hess	Date:	February 12, 2017
Allison Hess, President

Cryo Health USA, LLC
A Delaware Limited Liability Corporation

By:	/s/ Bryan M. Dyer	Date:	2/10/2017
Bryan M. Dyer, Manager

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